                                                                        EX-99.i.

                                                                           DRAFT

                       Stradley Ronon Stevens & Young, LLP
                            2600 One Commerce Square
                             Philadelphia, PA 19103
                                 (215) 564-8000
                               FAX: (215) 564-8120
                                www.stradley.com

                               _____________, 2008

Board of Trustees
Aberdeen Funds
5 Tower Bridge
300 Barr Harbor Drive
Suite 300
West Conshohocken, PA 19428

       RE:      Legal Opinion - Securities Act of 1933

Ladies and Gentlemen:

     We have  examined the Amended and Restated  Agreement  and  Declaration  of
Trust (the "Agreement") of Aberdeen Funds (the "Trust"),  which was organized as a statutory trust on September 27, 2007 under the Delaware  Statutory Trust Act;
the Amended and Restated  By-Laws of the Trust;  the resolutions  adopted by the
Trust's  Board of Trustees  organizing  the  business of the Trust;  and various pertinent  Trust  proceedings  that we deem material.  We have also examined the
Notification of Registration and the  Registration  Statement filed on Form N-1A
(the "Registration  Statement") on behalf of the Trust with the U.S.  Securities and  Exchange  Commission  (the "SEC") on October 12, 2007 under the  Investment
Company Act of 1940,  as amended (the "1940  Act"),  and the  Securities  Act of
1933,  as amended  (the "1933  Act"),  all as amended to date,  as well as other items we deem material to this opinion.

     The Trust is authorized  by the  Agreement to issue an unlimited  number of shares of beneficial interest without par value. Pursuant to the Agreement,  the
Board of Trustees has authorized the creation and designation  twenty six series of shares noted on the table below with each series offering  various classes as also  designated in the table below.  The  Agreement  also empowers the Board of
Trustees to designate any  additional  series or classes and allocate  shares to such series or classes.

                                 ABERDEEN FUNDS

Aberdeen Global Financial Services Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Health Sciences Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Natural Resources Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Technology and Communications Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Global Utilities Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Hedged Core Equity Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen International Equity Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Select Equity Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Market Neutral Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Select Mid Cap Growth Fund:
A, B, C, D, R, Institutional Class, Institutional Service Class

Aberdeen Optimal Allocations Fund: Defensive:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Optimal Allocations Fund: Growth:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Optimal Allocations Fund: Moderate:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Optimal Allocations Fund: Moderate Growth:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Optimal Allocations Fund: Specialty:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Small Cap Opportunities Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Small Cap Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Small Cap Growth Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Select Small Cap Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Small Cap Value Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Tax-Free Income Fund:
A, B, C, D, X, Y

Aberdeen Select Growth Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Equity Long-Short Fund:
A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Select Worldwide Fund:
A, B, C, R, Institutional Class, Institutional Service Class

     Pursuant  to  the  provisions  of  Section  24(f)  of  the  1940  Act,  the
Registration  Statement is deemed to register an indefinite  number of shares of the Trust.  You have further advised us that the Trust will timely file a Notice pursuant to Rule 24f-2 under the 1940 Act  perfecting  the  registration  of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You also have  informed  us that the  shares  of the Trust  will be sold in accordance with the Trust's usual method of distributing its registered  shares, under which the  prospectus(es)  is made  available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the 1933 Act.

     Based upon the foregoing information and examination,  so long as the Trust remains a valid and  subsisting  entity under the laws of the State of Delaware, and the  registration  of an  indefinite  number of shares of the Trust  remains effective,  the authorized shares of the Trust when issued after the date hereof for the consideration set by the Board of Trustees pursuant to the Agreement and
the  Trust's  currently  effective  Registration   Statement,   and  subject  to
compliance   with  Rule  24f-2,   will  be  validly   issued,   fully  paid  and
non-assessable.

     We hereby consent to the use of this opinion,  in lieu of any other,  as an exhibit to the  Registration  Statement of the Trust,  along with any amendments thereto, covering the registration of the shares of the Trust under the 1933 Act and the applications,  registration statements or notice filings, and amendments thereto,  filed in accordance  with the securities laws of the several states in which  shares of the Trust are offered,  and we further  consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                          Very truly yours,

                                          STRADLEY, RONON, STEVENS & YOUNG, LLP

                                          By: __________________________
                                              Jana Cresswell, a Partner